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                              ARTHUR
                             ANDERSEN

                                                   EXHIBIT 16




January 10, 2000                                _________________________
                                                Arthur Andersen LLP
                                                _________________________
                                                Republic Centre
Office of the Chief Accountant                  633 Chestnut Street
Securities and Exchange Commission              Chattanooga, TN  37450-1500
450 Fifth Street, N.W.                          423 756 5000
Washington, D.C.  20549



Dear Sir/Madam:

We have read paragraphs (i), (ii), (iv), and (v) of Item 4(a) included in the Form 8-K dated January 4, 2000 of Flooring America, Inc. (formerly The Maxim Group, Inc) to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein, with the following exception. The Company states in paragraph (v) that they are addressing and taking appropriate actions designed to correct the noted internal control weaknesses and deficiencies. We are not in a position to comment on the results of the Company's actions because we have not performed an audit as of any date, or for any period, subsequent to January 31, 1999.

Very truly yours,

/s/ ARTHUR ANDERSEN LLP

ARTHUR ANDERSEN LLP


Copy to:
Mr. Leonard H. Thill CFO, Flooring America, Inc.